Exhibit 99.1

722 Columbia Avenue

Franklin, Tennessee 37064

For Immediate Release

Contact: Meagan Pratt, (615) 236-8335

meagan.pratt@franklinsynergy.com

Franklin Synergy Bank Surpasses $1 Billion in Loans

Franklin, Tenn., July 17, 2015 – Franklin Financial Network, Inc., (NYSE:FSB) announced today that Franklin Synergy Bank loans surpassed the $1 billion mark on July 15, 2015. Founded in 2007, Franklin Synergy Bank achieved this milestone by maintaining a healthy balance sheet focused on credit quality, capital, and liquidity, as well as a commitment to building a team dedicated to delivering exceptional value to our customers.

“Our strategy has always been to help local businesses and professionals achieve long-term success by providing banking services based on responsiveness, flexibility and customized solutions,” said Chairman and CEO Richard Herrington. “While we are thrilled to reach this milestone, I am most proud of the fact that we have done so as a team, with constant dedication to our customers and corporate values. This accomplishment validates our commitment and approach to delivering an outstanding relationship-banking experience.”

In less than eight years, Franklin Synergy Bank has achieved significant loan growth while maintaining strong asset quality. Deposits have grown at an even faster rate, crossing the $1 billion milestone in July 2014. Today the bank has 11 branches in Williamson and Rutherford Counties with plans to add an office in Davidson County.

“Moving forward, we remain committed to maintaining a culture based on accessibility, accountability and understanding,” said Herrington. “We are confident in our ability to continue to grow the franchise as we meet the financial needs of our friends and neighbors.”

In March 2015, Franklin Financial Network, Inc, the bank’s parent company completed an initial public offering, raising more than $55 million. The stock began trading on the New York Stock Exchange under the ticker symbol “FSB”.

Founded in November 2007, Franklin Synergy Bank currently has six offices in Williamson County and five offices in Rutherford County. The bank provides deposit and loan products, treasury management, wealth management, trust and financial planning services for consumers and businesses. Franklin Synergy earned its first profit, after just five quarters of operation and has been profitable since that time.

The bank’s assets and deposits both surpassed $1 billion in July 2014, just after the completion of the acquisition of Rutherford County’s MidSouth Bank. Loans surpassed $1 billion in July 2015.

Recent FDIC data shows that Franklin Synergy Bank is the deposit share market leader in Williamson County. The bank is also the top deposit share bank in Franklin, Tennessee.

Additional information about Franklin Synergy Bank is available at the bank’s website: www.franklinsynergybank.com.

Safe Harbor for Forward-Looking Statements

This media release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements include, but are not limited to, projected sales, gross margin and net income figures, the availability of capital resources, and plans concerning products and market acceptance. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements are inherently subject to risks and uncertainties, many of which can not be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, financial and otherwise, could differ materially from those set forth in or contemplated by the forward-looking statements herein. Future operating results of the corporation are impossible to predict, and no representation or warranty of any kind can be made respecting the present or future accuracy of such forward-looking statements or the ability of the corporation to meet its obligations, and no such representation or warranty is to be inferred.